As filed with the Securities and Exchange Commission on January 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	58-0285030
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James C. Ryan

Executive Vice President and Chief Financial Officer

Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, NE

Suite 800

Atlanta, Georgia 30309

(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per security(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common stock, no par value	11,499,945	$14.50	$166,750,000	$20,210.00

(1)	All the shares of common stock being registered hereby are offered for the account of certain selling stockholders who acquired such shares in a private transaction.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock as may be issuable with respect to the shares being issued hereunder as a result of a stock split, stock dividend, capitalization or similar event.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low prices of the registrant’s common stock on the New York Stock Exchange on December 31, 2018.

PROSPECTUS

GRAY TELEVISION, INC.

11,499,945 Shares of Common Stock

The selling stockholders of Gray Television, Inc. listed beginning on page 13, together with any additional selling stockholders listed in any applicable prospectus supplement, may offer and resell up to 11,499,945 shares of our common stock, no par value per share (“Common Stock”). The selling stockholders acquired these shares from us in connection with our merger (the “Merger”) with Raycom Media, Inc. (“Raycom”), pursuant to the terms of an Agreement and Plan of Merger, dated as of June 23, 2018, by and among the Company, East Future Group, Inc., Raycom and Tara Advisors, LLC, as the stockholders’ representative thereunder. The Merger was completed on January 2, 2019.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling stockholders. The selling stockholders (which term as used herein includes their respective transferees or other successors in interest) may sell the shares of Common Stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling stockholders may sell their shares of Common Stock in the section of this prospectus entitled “Plan of Distribution.”

Our Common Stock is listed on the New York Stock Exchange under the symbol “GTN”. On January 7, 2019, the last reported sales price for our Common Stock on the New York Stock Exchange was $15.39 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT AND OUR PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, AS DESCRIBED UNDER THE SECTION ENTITLED “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS, BEFORE MAKING ANY DECISION WHETHER TO INVEST IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 8, 2019.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”), using a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of Common Stock from time to time. Each time any selling stockholder named herein sells shares of Common Stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The selling stockholders may offer and sell shares of Common Stock directly to purchasers, through agents selected by the selling stockholders, or to or through broker-dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents or broker-dealers involved in the sale of shares of Common Stock offered hereby. See “Plan of Distribution.”

We have not authorized, and no selling stockholder has authorized, any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented hereby does not extend to you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Gray,” “we,” “our,” “us” and the “Company” refer to Gray Television, Inc., a corporation organized under the laws of the State of Georgia, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Gray furnishes and files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.gray.tv. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not part of or incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than any documents or portions thereof that are furnished rather than filed under applicable SEC rules), until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), filed on February 27, 2018;

•	the portions of our proxy statement for our 2018 annual meeting of shareholders incorporated by reference into the 2017 Form 10-K, which proxy statement was filed on March 27, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed on May 8, 2018, August 7, 2018 and November 6, 2018, respectively;

•	our Current Reports on Form 8-K filed May 8, 2018 (such report with respect to Items 5.03, 5.07 and 9.01), June 25, 2018, November 1, 2018, November 2, 2018, November 16, 2018 and January 3, 2019; and

•

the description of our Common Stock contained in our registration statement on Form 8-A, filed on September 13, 1996, including any amendment or report filed for the purposes of updating such description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Gray Television, Inc.

4370 Peachtree Road, NE

Atlanta, Georgia 30319

(404) 504-9828

Attention: Chief Financial Officer

INDUSTRY AND MARKET DATA

This prospectus, and any applicable prospectus supplement, includes and incorporates by reference industry data regarding station rank, in-market share and television household data that we obtained from periodic reports published by comScore, Inc. (“Comscore”) and BIA/Kelsey (“BIA”). Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions relied upon therein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus, any applicable prospectus supplement, and in the documents incorporated by reference into this prospectus and any applicable prospectus supplement, we make and may in the future make “forward-looking statements” within the meaning of federal and state securities laws. Forward-looking statements are statements other than those of historical fact. Disclosures that use words such as “believes,” “expects,” “anticipates,” “estimates,” “will,” “may” or “should” and similar words and expressions are generally intended to identify forward-looking statements. These forward-looking statements reflect our then-current expectations and are based upon data available to us at the time the statements are made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. All forward-looking statements in, and incorporated by reference into, this prospectus and any applicable prospectus supplement are qualified by these cautionary statements and are made only as of the date of this prospectus or the applicable prospectus supplement, as the case may be, and we undertake no obligation to update such forward-looking statements to reflect subsequent events or circumstances. Any such forward-looking statements, whether made in this prospectus, any applicable prospectus supplement or elsewhere, should be considered in context with the various disclosures made by us about our business. These forward-looking statements fall under the safe harbors of Section 27A of the Securities Act and Section 21E of the Exchange Act. The following risks, among others, could cause actual results to differ materially from those described in any forward-looking statements:

•	we may be unable to achieve expected synergies or benefits from the Merger with Raycom on a timely basis or at all, and/or we may encounter other risks or costs associated therewith;

•

we have substantial debt and the ability to incur significant additional debt, which could restrict our future operating and strategic flexibility and further expose us to the risks of financial leverage;

•	the agreements governing our various debt and other obligations restrict, and are expected to continue to restrict, our business and limit our ability to take certain actions;

•	our ability to meet our debt service obligations will depend on our future performance, which is, and will be, subject to many factors that are beyond our control;

•	we are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash;

•

we are dependent on advertising revenues, which are seasonal and cyclical, and may also fluctuate as a result of a number of other factors, including any continuation of uncertain financial and economic conditions;

•	we are highly dependent upon a limited number of advertising categories;

•	we intend to seek to grow through strategic acquisitions, and acquisitions involve risks and uncertainties;

•	we may fail to realize any benefits and incur unanticipated losses related to any acquisition;

•	we purchase television programming in advance of earning any related revenue, and may not earn sufficient revenue to offset the costs thereof;

•	we are highly dependent on network affiliations and may lose a significant amount of television programming if a network terminates or significantly changes its affiliation with us;

•

we are dependent on our retransmission consent agreements with multichannel video programming distributors and any potential changes to the retransmission consent regime could materially adversely affect our business;

•	we are subject to risks of competition from local television stations as well as from cable systems, the Internet and other video providers;

•	we may incur significant capital and operating costs, including costs related to our obligations under our defined benefit pension plans;

•	we may be unable to maintain or increase our internet advertising revenue, which could have a material adverse effect on our business and operating results;

•	we may incur impairment charges related to our assets;

•	recently enacted changes to the U.S. tax laws may have a material impact on our business or financial condition;

•	cybersecurity risks could affect our operating effectiveness;

•	certain stockholders or groups of stockholders have the ability to exert significant influence over us; and

•

we are subject to risks and limitations due to government regulation of the broadcasting industry, including Federal Communications Commission (“FCC”) control over the renewal and transfer of broadcasting licenses, which could materially adversely affect our operations and growth strategy.

The foregoing list of important risks does not include all such risks, nor necessarily present them in order of importance. We urge you to review carefully the information under the heading “Item 1A—Risk Factors” in our 2017 Form 10-K and in the other documents incorporated by reference into this prospectus and any applicable prospectus supplement for a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those projected by the Company.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference into this prospectus, before making an investment decision. Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Gray,” “we,” “our,” “us” and the “Company” refer to Gray Television, Inc., a corporation organized under the laws of the State of Georgia, and its consolidated subsidiaries.

The Company

We are a television broadcast company, headquartered in Atlanta, Georgia, that is the largest owner of top-rated local television stations and digital assets in the United States. As of January 2, 2019, we owned and/or operated television stations and locally focused digital platforms in 91 markets broadcasting almost 400 separate programming streams, including nearly 150 affiliates of the ABC Network (“ABC”), the NBC Network (“NBC”), the CBS Network (“CBS”) and the FOX Network (“FOX”). We refer to these major broadcast networks collectively as the “Big Four” networks. Our television stations ranked first or second among all television stations in 85 of our 91 markets, according to Comscore’s audience measurement data between December 2017 and November 2018. As of January 2, 2019, our station portfolio reached approximately 24% of total United States television households. We also own video program production, marketing, and digital businesses including Raycom Sports, Tupelo-Raycom, and RTM Studios, the producer of PowerNation programs and content.

Gray Television, Inc. is a Georgia corporation. Our executive offices are located at 4370 Peachtree Road, NE, Atlanta, GA 30319, and our telephone number at that location is (404) 504-9828. Our website address is http://www.gray.tv. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not a part of or incorporated by reference into this prospectus.

Raycom Merger

As previously disclosed, on June 23, 2018, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Raycom Media, Inc., a Delaware corporation (“Raycom”), East Future Group, Inc., a Delaware corporation and wholly-owned subsidiary of Gray (“Merger Sub”), and Tara Advisors, LLC, a Delaware limited liability company, as representative of Raycom stockholders, pursuant to which Merger Sub merged with and into Raycom, with Raycom surviving the Merger as a direct wholly-owned subsidiary of Gray. The Merger was completed on January 2, 2019, and as a result, Raycom became our wholly-owned subsidiary.

Upon consummation of the Merger, all outstanding shares of Raycom capital stock, and options and warrants to purchase Raycom capital stock, were cancelled, and all outstanding indebtedness was repaid, in exchange for aggregate consideration consisting of (i) 11,499,945 shares of the Company’s Common Stock, (ii) $2.85 billion in cash and (iii) 650,000 shares of Series A Perpetual Preferred Stock of the Company, with a stated face value of $1,000 per share. Pursuant to the Merger Agreement, we also agreed to file a registration statement, of which this prospectus forms a part, covering the resale of the shares of Common Stock issued in the Merger.

The Offering

Common Stock offered by the selling stockholders:	11,499,945 shares

Our Common Stock is listed on the New York Stock Exchange under the symbol:	GTN
Use of proceeds:	All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders. Accordingly, we will not receive any proceeds from the sale of these shares.

Risk factors:	You should read the section entitled “Risk Factors” beginning on page 8 of this prospectus, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding whether to invest in shares of our Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the selling stockholders, we are referring to the shares of Common Stock issued to the former Raycom stockholders pursuant to the Merger Agreement. When we refer to “selling stockholders” in this prospectus, we are referring to the former Raycom stockholders to whom such shares were issued, and their respective transferees or other successors in interest, as applicable.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before making any decision whether to invest in our Common Stock, you should carefully consider the risks described below, together with all of the other information included or incorporated by reference into this prospectus, including, without limitation, the information under the heading “Item 1A—Risk Factors” in our 2017 Form 10-K and our periodic reports filed from time to time with the SEC. These risks are not the only ones we will face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Raycom Merger

We may not realize all of the anticipated benefits, including synergies, from the Merger, and our business and results of operations or financial condition may be materially adversely impacted.

There is no assurance that we will successfully or cost effectively integrate the Raycom business. As a result of the Merger, we now have significantly more television stations covering additional markets, and we have been required to expand the scope of our operations. Our management will be required to devote a significant amount of time and attention to the integration process, including managing a significantly larger and more diversified company than that before the consummation of the Merger and integrating operations of the Raycom business while carrying on the ongoing operations of our historical business. The process of integrating the business operations may cause an interruption of, or loss of momentum in, the activities of our historical business. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and our liquidity, results of operations and financial condition may be materially adversely impacted. In addition, as a result of the Merger, we may identify additional risks and uncertainties not yet known to us.

Even if we are able to successfully integrate the Raycom business, it may not be possible to realize the full benefits, including the expected synergies, that are expected to result from the Merger, or realize these benefits within the time frame that is expected. Our expected cost savings, as well as any revenue or other synergies, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. If we fail to realize the benefits we anticipate from the Merger, our liquidity, results of operations or financial condition may be adversely impacted.

We have incurred, and will continue to incur, significant transaction and merger-related integration costs in connection with the Merger and other transactions related thereto.

We have paid, and expect to continue to pay, significant transaction costs in connection with the Merger and other transactions related thereto. These transaction costs include legal, accounting and financial advisory fees and expenses, expenses associated with indebtedness that we incurred in connection with the Merger and other transactions related thereto, filing fees, printing expenses, mailing expenses and other related charges. As a result of the Merger, we may also incur costs associated with integrating the operations of Raycom, and these costs may be significant and may have an adverse effect on our future operating results if the anticipated cost savings from the Merger and related transactions are not achieved. Although we expect that the elimination of duplicative costs and the realization of other efficiencies related to the integration of the Raycom business should allow us to offset these incremental expenses over time, the net benefit may not be achieved in the near term, or at all.

Uncertainties associated with the Merger may cause employees to leave the Company and may otherwise affect the future business and operations of the Company.

Our success after the Merger depends in part upon our ability to retain key employees. As a result of the Merger, current and prospective employees may experience uncertainty about their future roles with the Company and choose to pursue other opportunities, which could have an adverse effect on the Company. If key employees depart, the integration of Raycom may be more difficult and our business may be adversely affected.

Risks Related to the Ownership of Our Common Stock

The price and trading volume of our Common Stock may be volatile.

The price and trading volume of our Common Stock may be volatile and subject to fluctuations. Some of the factors that could cause fluctuation in the stock price or trading volume of our Common Stock include:

•	general market and economic conditions and market trends, including in the television broadcast industry and the financial markets generally;

•	the political, economic and social situation in the United States;

•	actual or anticipated variations in operating results, including audience share ratings and financial results;

•	inability to meet projections in revenue;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments or other business developments;

•	technological innovations in the television broadcast industry;

•	adoption of new accounting standards affecting our industry;

•	operations of competitors and the performance of competitors’ common stock;

•	litigation or governmental action involving or affecting us or our subsidiaries;

•	changes in financial estimates and recommendations by securities analysts;

•	recruitment or departure of key personnel;

•	purchases or sales of blocks of our Common Stock; and

•	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of our Common Stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could adversely affect the price of our Common Stock, regardless of our operating performance. Stock price volatility might be worse if the trading volume of shares of our Common Stock is low. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our Common Stock were to decline significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

Certain stockholders or groups of stockholders have the ability to exert significant influence over us.

Hilton H. Howell, Jr., our Executive Chairman and Chief Executive Officer, is the husband of Robin R. Howell, a member of our Board of Directors (collectively with other members of their family, the “Howell-Robinson Family”). As a result of its significant stockholdings and positions on the Board of Directors, the Howell-Robinson Family is able to exert significant influence over our policies and management, potentially in a manner which may not be consistent with the interests of our other stockholders.

We do not currently pay cash dividends on our Common Stock. To the extent a potential investor ascribes value to a dividend-paying stock, the value of our Common Stock may be correspondingly reduced.

Our Board of Directors has not declared a cash or stock dividend on our Common Stock since 2008. The timing and amount of any future dividend is at the discretion of our Board of Directors, and they may be subject to limitations or restrictions in our senior credit facility and other financing agreements we may be, or become, party to. We can provide no assurance when or if any future dividends will be declared on our Common Stock.

As a result, if and to the extent an investor ascribes value to a dividend-paying stock, the value of our Common Stock may be correspondingly reduced.

Additional issuances of equity securities would dilute the ownership of our existing stockholders and could reduce our earnings per share.

We may issue additional equity securities in the future in connection with capital raises, acquisitions, strategic transactions or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

Anti-takeover provisions contained in our Restated Articles of Incorporation, as amended (“Articles”) and our Bylaws, as amended (“Bylaws”), as well as provisions of Georgia law, could impair a takeover attempt.

Our Articles and Bylaws may have the effect of delaying, deferring or discouraging a prospective acquirer from making a tender offer for our shares of Common Stock or otherwise attempting to obtain control of us. To the extent that these provisions discourage takeover attempts, they could deprive stockholders of opportunities to realize takeover premiums for their shares. Moreover, these provisions could discourage accumulations of large blocks of Common Stock, thus depriving stockholders of any advantages which large accumulations of stock might provide.

As a Georgia corporation, we are also subject to provisions of Georgia law, including Section 14-2-1132 of the Georgia Business Corporation Code. Section 14-2-1132 prevents some stockholders holding more than 10% of our outstanding voting stock from engaging in certain business combinations unless the business combination was approved in advance by our Board of Directors or results in the stockholder holding more than 90% of our outstanding voting stock.

Any provision of our Articles, our Bylaws or Georgia law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

We have the ability to issue preferred stock, which could affect the rights of holders of our Common Stock.

Including the shares of preferred stock issued in the Raycom Merger, our Articles allow our Board of Directors to issue up to 20 million shares of preferred stock and set forth the terms of such preferred stock. The terms of any such preferred stock, if issued, may adversely affect the dividend and liquidation rights of holders of our Common Stock.

Holders of our Class A common stock have the right to 10 votes per share on all matters to be voted on by our stockholders and, consequently, the ability to exert significant influence over us

As a result of the 10 to 1 voting rights of holders of our Class A common stock, these stockholders are expected to be able to exert significant influence over all matters requiring stockholder approval, including mergers and other material transactions, and may be able to cause or prevent a change in the composition of our Board of Directors or a change in control of our Company that could deprive our Common Stock holders of an opportunity to receive a premium for their shares as part of a sale of the Company and might ultimately affect the market price of our Common Stock.

If securities analysts do not continue to publish research or reports about our business, or if they publish negative evaluations of our stock, the price of our stock could decline.

We expect that the trading price of our Common Stock may be affected by research or reports that industry or financial analysts publish about our business. If one or more of the analysts who cover us downgrade their evaluations, the price of our Common Stock could decline. If one or more of these analysts cease coverage of our Company, we could lose visibility in the market for our Common Stock, which in turn could cause our stock price to decline.

Future sales of our Common Stock by the selling stockholders, or the perception in the public markets that such sales may occur, could cause the trading price of our Common Stock to decline.

The issuance of our Common Stock to the selling stockholders in connection with the Merger could have the effect of depressing the market price for our Common Stock. The registration statement of which this prospectus is a part will become effective automatically upon filing with the SEC, at which time all of the shares of Common Stock issued to the selling stockholders in connection with the Merger will be available for resale in the public market. Sales of substantial amounts of our Common Stock, including sales by the selling stockholders from time to time, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

USE OF PROCEEDS

The selling stockholders may make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling stockholders of the shares of our Common Stock covered hereby.

SELLING STOCKHOLDERS

Up to 11,499,945 shares of Common Stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders. The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement in connection with the Merger. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Common Stock being registered.

We are registering the shares of Common Stock being offered hereby pursuant to our obligations to do so under a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of June 23, 2018, by and among the Company and the selling stockholders. The Registration Rights Agreement was entered into pursuant to, and in connection with the transactions contemplated by, the Merger Agreement. We have agreed to pay all fees and expenses incurred in connection with this registration, but not any selling expenses of any selling stockholders (including any broker’s fees or selling commissions).

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of our shares of Common Stock held by the selling stockholders as of January 2, 2019, the date the Merger was completed. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of Common Stock covered by this prospectus, we cannot determine the number of shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of Common Stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling stockholders will sell all of their shares of Common Stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 93,522,445 shares of our Common Stock outstanding as of January 2, 2019, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)	Number of Shares of Common Stock Being Registered for Resale(2)	Number of Shares of Common Stock Beneficially Owned(3)	Percent of Shares of Common Stock Outstanding
Associated Entities of Retirement Systems of Alabama(4)	9,148,292	9.78%	9,148,292	0	*
Steven Ackermann	46,297	*	46,297	0	*
John C. Alexander	14,731	*	14,731	0	*
Joseph F. Birch	6,361	*	6,361	0	*
Robert E. Boenau	6,974	*	6,974	0	*
John D. Burke	63,069	*	63,069	0	*
Paul M. Eriksen	39,785	*	39,785	0	*
David M. Evans	10,737	*	10,657	80	*
Ted O. Fortenberry	32,033	*	32,033	0	*
Wayne R. Freedman	45,971	*	45,971	0	*
Collin Reed Gaston	38,420	*	38,420	0	*
Michelle Germano	17,528	*	17,528	0	*
Kym D. Grinnage	37,508	*	37,508	0	*
Jan T. Hartsell	8,832	*	8,832	0	*
John Heislman	38,888	*	38,888	0	*
James Hiett	15,155	*	15,155	0	*
Timothy M. Ingram	39,531	*	39,531	0	*
George V. Johnson	15,554	*	15,554	0	*
Donald Patrick LaPlatney(5)	190,599	*	190,599	0	*
Robert L. Maupin	4,188	*	4,188	0	*
William R. McDowell	88,560	*	88,560	0	*
Sandy Breland McNamara	66,188	*	66,188	0	*
Frederick Steve McPhaul	3,611	*	3,611	0	*
Renee C. Morley	19,939	*	19,939	0	*
James E. Rayburn	26,489	*	26,489	0	*
Donald S. Richards	92,623	*	92,623	0	*
Tracey J. Rogers	33,080	*	33,080	0	*
Jayne W. Ruben	19,313	*	19,313	0	*
Scott Saxton	8,868	*	8,868	0	*
Ken D. Selvaggi	56,406	*	56,406	0	*
Jesse Sessoms	14,935	*	14,935	0	*
Rebecca S. Sheffield	50,477	*	50,477	0	*
Lawrence E. Silbermann	41,125	*	41,125	0	*
Patrick Stacey	47,381	*	47,381	0	*
John Bradley Streit	102,935	*	102,935	0	*
Tricia F. Thurman	7,754	*	7,754	0	*
Misty Clinton Wages	18,998	*	18,998	0	*
Joseph Justin Wilson	10,291	*	10,291	0	*
Ellenann Benefield Yelverton	42,491	*	42,491	0	*
All other selling stockholders	928,108	*	928,108	0	*

*	Less than 1%.
(1)	Based on 93,522,445 shares of Common Stock outstanding as of January 2, 2019 (including the 11,499,945 shares issued to the selling stockholders in connection with the Merger).

(2)

Represents the number of shares of Common Stock being offered hereby on behalf of the selling stockholders, which may be less than the total number of shares beneficially owned by such selling stockholder.

(3)

Assumes that the selling stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Common Stock. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(4)

Represents (i) 5,337,760 shares of Common Stock held of record by Teachers’ Retirement System of Alabama (“TRS”), (ii) 3,809,536 shares of Common Stock held of record by Employees’ Retirement System of Alabama (“ERS”) (which includes and administers the Judicial Retirement Fund) and (iii) 996 shares of Common Stock held of record by the Judicial Retirement Fund (together with TRS and ERS, the “RSA Entities”). Dr. David G. Bronner is the Chief Executive Officer of TRS and ERS. In such capacities, Dr. Bronner may be deemed to have voting and dispositive power over the shares of Common Stock held by the RSA Entities. Dr. Bronner disclaims beneficial ownership of these shares. The address for each of the RSA Entities and Dr. Bronner is c/o Retirement Systems of Alabama, 201 South Union Street, Montgomery, AL 36104.

(5)

Following the consummation of the Merger, Mr. LaPlatney was appointed to the Company’s Board of Directors and as the Company’s President and Co-Chief Executive Officer. Mr. LaPlatney previously served as Chief Executive Officer and President of Raycom from July 2016, and as a member of the board of directors of Raycom from 2016, until the consummation of the Merger. Prior to that, Mr. LaPlatney served as Chief Operating Officer of Raycom from April 2016 to July 2016.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time in one or more transactions on one or more exchanges, in the over-the-counter market or any other organized market where our shares of Common Stock may be traded, sell any or all of their shares of Common Stock offered hereby through broker-dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. The selling stockholders may distribute the shares of Common Stock offered hereby from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed and which may be higher or lower than market prices;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock offered hereby to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved.) In connection with sales of the shares of Common Stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock offered hereby short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

At the time a particular offering of the shares of Common Stock offered hereby is made, a prospectus supplement, if required, will be distributed, which will set forth the names of the selling stockholders, the aggregate amount of shares of Common Stock being offered and the terms of the offering, including, to the extent required, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

The aggregate proceeds to the selling stockholders from the sale of Common Stock offered by them hereby will be the purchase price of the Common Stock less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Under the securities laws of some states, the shares of Common Stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part. Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, a selling stockholder may transfer, devise or gift shares of Common Stock by other means not described in this prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock offered hereby to engage in market-making activities with respect to the shares of Common Stock offered hereby. All of the foregoing may affect the marketability of the shares of Common Stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock offered hereby.

We have agreed to pay all fees and expenses incurred in connection with this registration pursuant to the Registration Rights Agreement; provided, however, that we will not be responsible for any legal fees or selling expenses for any selling stockholder, including any broker’s fees or commissions, if any. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. As permitted by applicable law, we may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling stockholders specifically for use in the registration statement of which this prospectus forms a part, or we may be entitled to contribution. As permitted by applicable law, the selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

Subject to certain terms and conditions of the Registration Rights Agreement, we may restrict or suspend offers and sales or other dispositions of the shares of Common Stock under the registration statement of which this prospectus forms a part. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the registration statement.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Jones Day, Atlanta, Georgia has passed upon the validity of the shares of Common Stock that may be offered by this prospectus.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Gray Television, Inc. and subsidiaries as of December 31, 2017 and 2016 and for each of the years in the three year period ended December 31, 2017 and the effectiveness of internal control over financial reporting as of December 31, 2017 incorporated in this Prospectus by reference from the Gray Television, Inc. Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been so incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated carve-out financial statements of Raycom Media, Inc. and subsidiaries as of and for the years ended December 31, 2017, 2016 and 2015, incorporated by reference into this prospectus have been audited by KPMG LLP, independent auditors, as stated in their report (which contains an emphasis of matter paragraph that states the accompanying consolidated carve-out financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the carved out entities as well as allocations deemed reasonable by management), which is incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses and costs incurred to be incurred by us in connection with the registration of the shares of Common Stock offered hereby, other than any broker fees or selling commissions, which will be borne by the selling stockholders. All the amounts shown are estimated except for the SEC registration fee.

SEC registration fee	$20,210.00
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$40,000.00
Miscellaneous	$20,000.00

Total	$155,210.00

Item 15. Indemnification of Directors and Officers

The Company is incorporated in Georgia. Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) generally provides that a corporation may indemnify a director (including a former director and including a director who is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) against liability incurred: (i) in a civil proceeding (a) if, in the case of conduct in such director’s capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (b) if, in all other cases, the conduct was in good faith and was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, the conduct was in good faith and the director had no reasonable cause to believe such conduct was unlawful. GBCC section 14-2-851(d) provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under GBCC section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director’s capacity as a director.

GBCC section 14-2-852 generally provides for mandatory indemnification against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in defending an action to which the director was a party because he or she was a director of the corporation.

GBCC section 14-2-853 generally provides that a corporation may, under certain circumstances, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director of the corporation.

GBCC section 14-2-854 generally allows a court, upon application by a director, to order indemnification and/or advancement of expenses if it determines that the director is entitled to indemnification under the GBCC or it determines that indemnification is fair and reasonable even if, among other things, the director has failed to meet the statutory standard of conduct provided under GBCC section 14-2-851. However, the court may not order indemnification in excess of reasonable expenses for liability to a corporation or for receipt of an improper benefit.

GBCC section 14-2-855 generally provides that a corporation may not indemnify a director under GBCC section 14-2-851 unless authorized by GBCC section 14-2-851 and either (i) a committee of disinterested directors, (ii) special legal counsel, or (iii) disinterested shareholders have determined that indemnification is permitted in a specific proceeding because the director has met the relevant standard of conduct.

GBCC section 14-2-856 generally permits a corporation’s articles of incorporation or bylaws or a contract or a resolution approved or ratified by a corporation’s shareholders to authorize a corporation to indemnify a director against claims to which the director was a party, including claims by a corporation or in its right (e.g., shareholder derivative action). However, a corporation may not indemnify the director for liability to the corporation or if the director is subjected to injunctive relief in the corporation’s favor for (i) any misappropriation of the corporation’s business opportunities, (ii) intentional misconduct or knowing violation of the law, (iii) unlawful distributions or (iv) receipt of an improper benefit.

GBCC section 14-2-857 generally permits a corporation to indemnify an officer (including a former officer and including an officer who is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) to the same extent as a director. A corporation may indemnify an officer who is not a director to a further extent by means of the corporation’s articles of incorporation, bylaws, board resolutions, or by contract. However, a corporation may not indemnify an officer for liability arising from conduct involving misappropriation of the corporation’s business opportunity, intentional misconduct or knowing violation of the law, unlawful distributions, or receipt of an improper benefit. An officer who is not a director is also entitled to mandatory indemnification and may apply for court-ordered indemnification.

GBCC section 14-2-858 generally permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether the corporation would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Article 7 of the Restated Articles of Incorporation of the Company generally provides that the liability of each director to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be eliminated or limited to the fullest extent permitted by applicable law. However, to the extent required by applicable law, this provision does not eliminate or limit the liability of a director for (i) any appropriation, in violation of his or her duties, of any business opportunity of the Company; (ii) any acts/omissions involving intentional misconduct or a knowing violation or law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) certain liability set out in GBCC section 14-2-832.

Article XIV of the Bylaws of the Company, as amended, generally provides for indemnification of and advancement of expenses to directors and officers to the fullest extent permitted by applicable law. Article XIV also provides that indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16. Exhibits

(a) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger made and entered into as of June 23, 2018, by and among Gray Television, Inc., East Future Group, Inc., Raycom Media, Inc. and Tara Advisors, LLC, solely in its capacity as the Stockholders’ Representative (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on June 25, 2018)

Exhibit No.	Description

4.1	Restated Articles of Incorporation of Gray Television, Inc., as amended (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 8, 2018)

4.2	Articles of Amendment to the Restated Articles of Incorporation of Gray Television, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on January 3, 2019)

4.3	Bylaws of Gray Television, Inc., as amended through June 5, 2013 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 6, 2013)

4.4	Registration Rights Agreement, dated as of June 23, 2018, by and between Gray Television, Inc. and the entities or individuals listed on the signature pages thereto (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on January 3, 2019)

5.1	Opinion of Jones Day

23.1	Consent of RSM US LLP

23.2	Consent of KPMG LLP

23.3	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page attached hereto)

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 8, 2019.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
James C. Ryan
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gray Television, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Hilton H. Howell, Jr. (Hilton H. Howell, Jr.)	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	January 8, 2019

/s/ Donald P. LaPlatney (Donald P. LaPlatney)	President, Co-Chief Executive Officer and Director	January 8, 2019

/s/ James C. Ryan (James C. Ryan)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 8, 2019

/s/ Jackson S. Cowart, IV (Jackson S. Cowart, IV)	Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 8, 2019

/s/ Richard L. Boger (Richard L. Boger)	Director	January 8, 2019

/s/ T. L. Elder (T. L. Elder)	Director	January 8, 2019

Name	Title	Date

/s/ Luis A. Garcia (Luis A. Garcia)	Director	January 8, 2019

/s/ Richard B. Hare (Richard B. Hare)	Director	January 8, 2019

/s/ Robin R. Howell (Robin R. Howell)	Director	January 8, 2019

/s/ Paul H. McTear (Paul H. McTear)	Director	January 8, 2019

/s/ Elizabeth Neuhoff (Elizabeth Neuhoff)	Director	January 8, 2019

/s/ Howell W. Newton (Howell W. Newton)	Director	January 8, 2019

/s/ Hugh E. Norton (Hugh E. Norton)	Director	January 8, 2019